Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
SALARY.COM, INC.
at
$4.07 NET PER SHARE
Pursuant to the Offer to Purchase dated September 2, 2010
by
SPIRIT MERGER SUB, INC.,
a wholly owned subsidiary of
KENEXA CORPORATION
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 30, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A (the “Depositary”) prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer.  This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary.  See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission	By Overnight Courier:
Computershare Trust Company, N.A. Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940−3011	For Eligible Institutions Only: (617) 360−6810 For Confirmation Only: (781) 575−2332	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED WITH THIS NOTICE OF GUARANTEED DELIVERY MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned, pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, hereby tender(s) to Spirit Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Kenexa Corporation, a Pennsylvania corporation, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Salary.com, Inc., a Delaware corporation (“Salary.com”), indicated below pursuant to the offer (the “Offer”) by the Purchaser to purchase all of the outstanding Shares of Salary.com, at a purchase price of $4.07 per share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 2, 2010 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”) and in the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”).

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number

X	Dated:
X	Dated:
Signature(s) of Record Holder(s)

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three Nasdaq Capital Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein.  Failure to do so may result in financial loss to such Eligible Institution.

X

Name of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE.  CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.